Exhibit 10.20.1

AMENDMENT TO OMNIBUS AGREEMENT

Among Pinnacle Airlines Corp., Northwest Airlines, Inc., Northwest Airlines Corporation and Fiduciary Counselors, Inc.

This AMENDMENT is dated as of September 11, 2003, and is between Pinnacle Airlines Corp. (“Pinnacle Corp.”), Northwest Airlines, Inc. (“Northwest”), Northwest Airlines Corporation (“NWA Corp.”) and Fiduciary Counselors, Inc. (f/k/a “Aon Fiduciary Counselors, Inc.” and referred to herein as “Fiduciary Counselors”).  Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the Omnibus Agreement.

Preamble

1.             Pinnacle Corp., Northwest, NWA Corp. and Fiduciary Counselors have entered into an Omnibus Agreement, dated as of January 15, 2003 (as amended, supplemented or otherwise modified from time to time, the “Omnibus Agreement”).

2.             The parties to the Omnibus Agreement wish to amend the Omnibus Agreement to comply with the terms of the letter agreement dated September 11, 2003, between Northwest and the airline pilots in service of Northwest, as represented by the Air Line Pilots Association, International.

The parties agree as follows:

ARTICLE I

AMENDMENT

Section 1.1.  Amendments. (a)  Effective as of the date of this Amendment, Section 9.1(b) is replaced by the following provision:

(b)           Registration of Pinnacle Corp. Shares in IPO.  The number of Pinnacle Corp. Shares to be registered by Pinnacle Corp. in an IPO will not be less than the number of Pinnacle Corp. Shares indicated by the managing underwriter of the IPO as necessary to effect an optimal offering of such Pinnacle Corp. Shares.  The Plans will sell Plan Shares in the IPO at the direction of Northwest ratably (subject to the following provisions of this Section 9.1(b)) with Northwest’s sale of Pinnacle Corp. Shares held by Northwest in the aggregate amount necessary to achieve such optimal size.  The Plans may at the discretion of Fiduciary Counselors (but will not be required to) sell Plan Shares in excess of their pro rata share of such number requested by the managing underwriter to achieve such optimal size.  However, in the event that the aggregate number of Pinnacle Corp. Shares sought to be sold by Northwest and the Plans collectively in the IPO exceeds the number of Pinnacle Corp. Shares that the managing underwriter of the IPO advises in writing can be sold without having an adverse effect on the price or distribution of the securities offered in such IPO, then Pinnacle Corp. will reduce the number of Pinnacle Corp. Shares to be included in the IPO by Northwest and the Plans first by reducing the number of shares to be sold by Northwest in such IPO until such number of shares has been exhausted and then by reducing on a pro rata basis based on the number of Pinnacle Corp. Shares held by each of the Plans the shares to be sold in such IPO by the Plans until the number of Pinnacle Corp. Shares to be sold by Northwest and the Plans collectively would not, in the opinion of the managing underwriter of the IPO, have an adverse effect on the price or distribution of the securities offered in the IPO.  Any Plan Shares with respect to which Fiduciary Counselors has, on behalf of the Plans, exercised the Put Option, and which have not yet been purchased by Northwest pursuant to such exercise, will, at the request of Northwest, be included as a portion of the Plan Shares sought to be sold in the IPO as contemplated by and in accordance with Section 8.3.

(b)           Effective as of the date of this Amendment, Section 9.4(c)(ii) is replaced by the following provision:

(c)           If a registration pursuant to this Section 9.4 involves an underwritten offering and the managing underwriter advises Pinnacle Corp. in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the securities offered in such offering as contemplated by Pinnacle Corp., then Pinnacle Corp. will include in such offering the number of Pinnacle Corp. Shares requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, with the amount to be included being allocated first, to the shares of Pinnacle Corp. Stock proposed to be sold by the Plans, second to the shares of Pinnacle Corp. Stock proposed to be sold by Pinnacle Corp. for its own account, and third, to Northwest.

(c)           Effective as of the date of this Amendment, Article IV is amended by adding, immediately following Section 4.4, a new Section 4.5 to read as follows:

                Section 4.5.  Separate Master Trust Subaccounts.  Northwest will instruct the trustee of any trust holding assets of any Plan to hold the Pinnacle Corp. Stock contributed on behalf of such Plan in a separate, segregated subaccount which will be for the exclusive benefit of such Plan and in which no other Plan shall have any interest.

ARTICLE 2

OTHER TERMS OF OMNIBUS AGREEMENT

The parties hereby reaffirm all terms and conditions of the Omnibus Agreement not expressly amended herein.

IN WITNESS WHEREOF, the parties have executed this Amendment to Omnibus Agreement as of September 11, 2003.

PINNACLE AIRLINES CORP.

By:	/s/ Curtis E. Sawyer
By:	Curtis E. Sawyer
Title:	President and CFO

NORTHWEST AIRLINES, INC.

By:	/s/ Michael L. Miller
By:	Michael L. Miller
Title:	Vice President, Law and Secretary

FIDUCIARY COUNSELORS, INC.

By:	/s/ Ellen A. Hennessy
By:	Ellen A. Hennessy
Title:	President

NORTHWEST AIRLINES CORPORATION

By:	/s/ Michael L. Miller
By:	Michael L. Miller
Title:	Vice President, Law and Secretary